                                                                    EXHIBIT 10-E




[LOGO]                                                                    [LOGO]





                          CONFORMED CREDIT AGREEMENT *



                                    between



                          FOXMEYER HEALTH CORPORATION,
                                  as Borrower



                                      and



                        CREDIT LYONNAIS NEW YORK BRANCH,
                                   as Lender




                                  $20,000,000



                               SEPTEMBER 6, 1995





                      PREPARED BY HAYNES AND BOONE, L.L.P.





     *   CONFORMED TO SHOW SIGNATURES.

                               TABLE OF CONTENTS


SECTION 1  DEFINITION AND TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 1.2      Time References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 1.3      Other References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 1.4      Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 2  TERM LOAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 2.1      Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 2.2      Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.3      Collateral Base . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 2.4      Collateral-Base Deficiency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 3  PAYMENT TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 3.1      Promissory Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 3.2      Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 3.3      Interest Rate Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 3.4      Calculation of Interest Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 3.5      Interest Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 3.6      Principal Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 3.7      Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 3.8      Manner and Application of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 3.9      Lending Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 3.10     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 3.11     Inadequacy of LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 3.12     Reserve Requirements and Change in Circumstances  . . . . . . . . . . . . . . . . . . . . .  16
                 3.13     Change In Legality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 3.14     Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 3.15     Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 3.16     Maximum-Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 4  SECURITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 4.1      Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 4.2      Partial Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 5  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 6  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 6.1      Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 6.2      Authorization and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 6.3      No Conflicts or Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 6.4      Enforceable Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 6.5      Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 6.6      Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 6.7      Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 6.8      No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 6.9      Material Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 6.10     Use of Proceeds; Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 6.11     No Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 6.12     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 6.13     Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 6.14     Employee Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 6.15     Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 6.16     Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 6.17     Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 6.18     Hazardous Substances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 6.19     Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 7  AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 7.1      Financials, Reports, and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 7.2      Notice of Default or Potential Default  . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                 7.3      Other Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 7.4      Compliance with Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 7.5      Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 7.6      Compliance with Material Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 7.7      Operations of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 7.8      Authorizations and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 7.9      Inspection of Properties, Books, and Records; Access  . . . . . . . . . . . . . . . . . . .  25
                 7.10     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 7.11     Use of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 7.12     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 7.13     Maintenance of Existence, Assets, and Business  . . . . . . . . . . . . . . . . . . . . . .  25
                 7.14     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 7.15     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 7.16     INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 8  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 8.1      Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 8.2      Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 8.3      Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 8.4      Liquidation, Consolidations, Mergers, and Dispositions of Substantial Assets  . . . . . . .  27
                 8.5      Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 8.6      Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 8.7      Payroll Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 8.8      Certain Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 8.9      Employee Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 8.10     Government Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 8.11     Name, Fiscal Year, and Accounting Method  . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 8.12     Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 8.13     Strict Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 8.14     Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

SECTION 9  FINANCIAL COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 9.1      Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 9.2      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 10  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 10.1     Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 10.2     Remedies Upon Default or Potential Default  . . . . . . . . . . . . . . . . . . . . . . . .  30
                 10.3     Performance by Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 10.4     Borrower's Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 10.5     Not in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 10.6     Course of Dealing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 10.7     Cumulative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 10.8     Certain Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 10.9     Diminution in Value of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SECTION 11  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 11.1     Non-Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 11.2     Communications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 11.3     Form and Number of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 11.4     Exceptions to Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 11.5     Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 11.6     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 11.7     Invalid Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 11.8     Forum, Consent to Service and Jurisdiction, and Jury Trial  . . . . . . . . . . . . . . . .  33
                 11.9     Entirety  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 11.10    Amendments, Consents, Conflicts, and Waivers  . . . . . . . . . . . . . . . . . . . . . . .  33
                 11.11    Multiple Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 11.12    Parties and Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33





                                      (ii)

                             SCHEDULES AND EXHIBITS


                          Schedule 5       -       Closing Conditions
                          Schedule 6.1     -       Companies
                          Schedule 6.11    -       Litigation and Judgments
                          Schedule 8.1     -       Permitted Indebtedness
                          Schedule 8.2     -       Permitted Liens
                          Schedule 8.3     -       Permitted Investments
                          Schedule 8.6     -       Permitted Distributions

                          Exhibit A        -       Promissory Note
                          Exhibit B-1      -       Security Agreement (Borrower)
                          Exhibit B-2      -       Security Agreement (Hamilton Morgan)
                          Exhibit B-3      -       Consent of Members
                          Exhibit C-1      -       Advance Request
                          Exhibit C-2      -       Rollover Notice
                          Exhibit C-3      -       Weekly Collateral-Base Certificate
                          Exhibit C-4      -       Quarterly Collateral-Base Certificate
                          Exhibit C-5      -       Compliance Certificate
                          Exhibit D-1      -       Opinion of Borrower's General Counsel
                          Exhibit D-2      -       Opinion of Borrower's Bankruptcy Counsel
                          Exhibit D-3      -       Opinion of Hamilton Morgan's Counsel





                                     (iii)

                                CREDIT AGREEMENT

         THIS AGREEMENT is entered into as of September 6, 1995, between FOXMEYER HEALTH CORPORATION, a Delaware corporation ("BORROWER"), and CREDIT LYONNAIS NEW YORK BRANCH, a duly licensed branch under the New York Banking Law of a foreign banking corporation organized under the Laws of the Republic of France ("LENDER").

         Borrower has requested that Lender provide to Borrower a $20,000,000 term loan to be used by Borrower to partially finance its $26,000,000 purchase of a 69.8% interest in Hamilton Morgan, which is being formed to acquire approximately 31% of Phar-Mor's common stock upon the Plan of Reorganization's confirmation. Lender has agreed to provide that term loan upon the terms and subject to the conditions of the Loan Documents.

         ACCORDINGLY, for adequate and sufficient consideration, Borrower and Lender agree as follows:

SECTION 1  DEFINITION AND TERMS.

         1.1     Definitions.  As used in the Loan Documents:

         ADVANCE means the disbursement by Lender to Borrower of an amount loaned under this agreement.

         ADVANCE DATE means (a) for the initial Advance, the Closing Date, and
(b) for any reborrowing under SECTION 2.1, the date the Advance is made.

         ADVANCE REQUEST means a request under SECTION 2.2 substantially in the form of EXHIBIT C-1.

         AFFILIATE of a Person means any other individual or entity who directly or indirectly controls, is controlled by, or is under common control with that Person. For purposes of this definition, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or other interests, by contract, or otherwise).

         BANQUE PARIBAS FACILITY means the Loan Agreement dated as of January 13, 1994, between Borrower (formerly known as National Intergroup, Inc.), as Borrower, certain financial institutions as Banks, and Banque Paribas as Agent.

         BASE RATE means, on any day, an annual interest rate equal to the sum of (a) 0.50% plus (b) the greater of either (i) the variable interest rate established from time to time by Lender as its reference interest rate for short-term-commercial loans in dollars to domestic borrowers (which interest rate may not be the lowest rate charged by Lender on similar loans) or (ii) Lender's overnight cost of funds as determined solely by Lender.

         BASE-RATE LOAN means that portion of the Loan that bears interest by reference to the Base Rate.

         BUSINESS DAY means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by Law to close.

         CAPITAL LEASE means any capital lease or sublease that is required by GAAP to be capitalized on a balance sheet.

         CERCLA means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. Section 9601 et seq.

         CERCLIS means the Comprehensive Environmental Response, Compensation, and Liability Information System.

         CLOSING DATE means the date agreed to by Borrower and Lender on or within three Business Days after which the initial Advance of the Loan is to be made, which date (a) must be a Business Day, (b) may not be before all conditions precedent in the Loan Documents for the initial Advance of the Loan have been satisfied or waived in writing, and (c) may not be later than September 29, 1995.

         COLLATERAL is defined in SECTION 4.

         COLLATERAL BASE means, at any time, the Collateral Value of the FoxMeyer Stock and Publicly-Traded Stock that is (a) subject to Lender Liens,
(b) subject to no other Liens except Permitted Liens, and (c) subject to no restrictions on transfer except under general corporate and securities Laws and, solely in respect of Phar-Mor stock, the LLC Agreement and Proxy.

         COLLATERAL-BASE CERTIFICATE means a certificate that is completed and executed by a Responsible Officer and delivered to Lender in substantially the form of EXHIBIT C-3 or EXHIBIT C-4, as applicable.

         COLLATERAL-BASE DEFICIENCY means -- at any time and if positive -- the amount by which (a) 525% of the unpaid principal balance of the Loan exceeds the total Collateral Base, (b) 400% of the unpaid principal balance of the Loan exceeds the Collateral Base applicable solely to FoxMeyer Stock, or (c) 125% of the unpaid principal balance of the Loan exceeds the Collateral Base applicable to Publicly-Traded Stock.

         COLLATERAL DOCUMENTS means the Security Agreements and all applicable financing statements necessary or appropriate to perfect the Lender Liens.

         COLLATERAL VALUE means:

                 (a) For the FoxMeyer Stock and as of the last day of each fiscal quarter of FoxMeyer Corporation, the product of (i) 500% of FoxMeyer Corporation's consolidated EBITDA for the four-fiscal quarters ending on that last day times (ii) a fraction with (A) the number of shares of FoxMeyer Stock subject to a Lender Lien as the numerator and (B) the total number of shares of issued and outstanding FoxMeyer Stock as the denominator.

                 (b) For Publicly-Traded Stock and at any time, either (i) the closing-sale price on the immediately preceding Business Day as appearing on any regularly-published reporting or quotation service, or (ii) if not so reported, the value agreed upon by Borrower and Lender in good faith after taking into account marketability, applicable restrictions, and other relevant factors, or (iii) absent that agreement, as determined by Lender in its sole discretion.

         COMPANIES means, at any time, Borrower and its Subsidiaries.

         COMPLIANCE CERTIFICATE means a certificate that is completed and executed by a Responsible Officer and delivered to Lender in substantially in the form of EXHIBIT C-5.

         CONTROLLED GROUP means (a) the controlled group of corporations as defined in Section 1563 of the Internal Revenue Code or (b) the group of trades or businesses under common control as defined in Section 414(c) of the Internal Revenue Code, of which Borrower is a part or may become a part.

         CONVERSION DATE is defined in SECTION 3.3(C).

         CURRENT FINANCIALS means either (a) Borrower's consolidated and consolidating Financials for the year ended March 31, 1995, together with Borrower's consolidated Financials for the three months ended on June 30, 1995, or (b) at any time after annual Financials are first delivered under SECTION 7.1, Borrower's consolidated- and consolidating-annual Financials then-most-recently delivered to Lender under SECTION 7.1(A), together with Borrower's consolidated-quarterly Financials then-most recently delivered to Lender under SECTION 7.1(B).

         DEBTOR LAWS means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar Laws from time to time in effect affecting the rights of creditors generally.

         DEFAULT is defined in SECTION 10.

         DEFAULT RATE means, on any day, an annual interest rate equal to the lesser of either (a) the sum of 3.0% plus the Base Rate or (b) the Maximum Rate.

         DISCLOSURE STATEMENT means the Disclosure Statement in Support of Debtors' Third Amended Joint Plan of Reorganization dated May 25, 1995, and filed in connection with the Plan of Reorganization, as it is amended and in effect on the date of this agreement notwithstanding SECTION 1.3(J).

         DISTRIBUTION means, with respect to any shares of any capital stock or other equity securities issued by a Person (a) the retirement, redemption, purchase, or other acquisition for value of those securities, (b) the declaration or payment of any dividend on or with respect to those securities,
(c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of those securities, and (d) any other payment by that Person with respect to those securities.

         EBITDA means -- for any Person, for any period, and without duplication -- the sum of (a) Income Before Taxes, plus (b) Interest Expense for such period, plus (c) depreciation and amortization for such period. For purposes of this definition, the $28,767,000 charge to income as a result of a write down of FoxMeyer Corporation's pre-bankruptcy Phar- Mor receivable and associated costs to administer the claim in bankruptcy are deemed an extraordinary loss and, therefore, excluded in calculating Borrower's consolidated EBITDA.

         EMPLOYEE PLAN means any plan, including both single employer and multi-employer plans, established or maintained for employees of Borrower or any member of the Controlled Group to which SECTION 4021(A) of ERISA applies.

         ENVIRONMENTAL COMPLAINT means any complaint, order, citation, or notice issued to Borrower with regard to any alleged violation of requirements of Environmental Laws relating to air emissions, water discharges, Release, or disposal of any Hazardous Material, noise emissions, or any other environmental, health, or safety matter affecting Borrower.

         ENVIRONMENTAL LAWS means (a) CERCLA, (b) the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.A. Section 6901 et seq., (c) the Clean Air Act, 42 U.S.C.A.
Section 7401 et seq., as amended by the Clean Air Act Amendments of 1990, (d) the Clean Water Act of 1977, 33 U.S.C.A. Section 1251 et seq., (e) the Toxic Substances Control Act, 15 U.S.C.A. Section 2601 et seq., (f) the Hazardous Materials Transportation Act, 42 U.S.C.A. Section 1801 et seq., and (g) all other federal, state, and local Laws relating to pollution, health, and safety, or protection of the environment, including, without limitation, air pollution, water pollution, noise control, or the use, handling, discharge, disposal, transportation, Release, or recovery of on-site or off-site Hazardous Materials.

         ENVIRONMENTAL LIABILITY means any claim, demand, obligation, cause of action, order, violation, damage (including without limitation, to any Person, property or natural resources), injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, clean-up, restoration, or any other cost or expense whatsoever (including reasonable attorneys' fees and disbursements) resulting from the actual or alleged violation of any Environmental Law, the imposition of any Environmental Lien, or otherwise arising under any Environmental Law or resulting from any common Law cause of action asserted by any Person.

         ENVIRONMENTAL LIEN means a Lien in favor of any Governmental Authority or other Person (a) under any Environmental Law or (b) for any liability or damages arising from or costs incurred by any Governmental Authority or other Person in response to a Release or threatened Release of any Hazardous Material.

         ERISA means the Employee Retirement Income Security Act of 1974.

         EURODOLLAR-BUSINESS DAY means a Business Day on which dealings in dollars are conducted in the London interbank market.

         EURODOLLAR LOAN means that portion of the Loan that bears interest by reference to LIBOR for a particular Interest Period.

         EXCHANGE ACT means the Securities Exchange Act of 1934.

         FINANCIALS means balance sheets, statements of operations, statements of stockholders' equity, and statements of cash flows prepared (a) according to GAAP (subject to year-end audit adjustments with respect to interim Financials), (b) except as stated in SECTION 1.4, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year or other relevant period, as applicable, and (c) where appropriate or required by the Loan Documents, prepared on a consolidated and consolidating basis.

         FOXMEYER CORPORATION FACILITY means the Amended and Restated Loan Agreement dated April 29, 1993, between FoxMeyer Corporation, as Borrower, FoxMeyer Drug Company, Merchandise Coordinator Services Corporation, and Harris Wholesale Company, as Guarantors, the Lender and Issuer party to it, Citicorp USA, Inc. as Administrative Agent, and NationsBank of Texas, N.A., as Documentation Agent.

         FOXMEYER STOCK means shares of common stock of FoxMeyer Corporation.

         GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

         GOVERNMENTAL AUTHORITY means any foreign governmental authority, the United States of America, any state of the United States of America, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau, or court having jurisdiction over any Company or Lender or any of their respective businesses, operations, assets, or properties.

         GUARANTY of any Person means any contract, agreement, or understanding (other than endorsements for collection or deposit in the ordinary course of business) of that Person by which that Person guarantees, or in effect guarantees, any Indebtedness of any other individual or entity (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, agreements to (a) purchase that Indebtedness or any property constituting security for it, (b) advance or supply funds for the purchase or payment of that Indebtedness or maintain net worth or working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of that Indebtedness, (c) purchase property, securities, or service primarily for the purpose of assuring the holder of that Indebtedness of the ability of the primary obligor to make payment of that Indebtedness, or (d) otherwise assure the holder of that Indebtedness of the primary obligor against loss.

         HAMILTON MORGAN means Hamilton Morgan L.L.C., a Delaware limited liability company formerly known as the Robert Haft Group/Phar-Mor L.L.C., a Delaware limited liability company formed by the LLC Agreement, and owned 69.8% by Borrower and 30.2% by Robert M. Haft and Mary Z. Haft, as tenants by the entirety, for the purpose of acquiring approximately 31% of the common stock of Phar-Mor under the Plan of Reorganization.

         HAMILTON MORGAN/FOXMEYER REGISTRATION AGREEMENT means the Phar-Mor, Inc., Registration Rights Agreement to be dated and executed on or about the effective date of the Plan of Reorganization by Phar-Mor, Hamilton Morgan, and FoxMeyer Drug Company.

         HAZARDOUS MATERIAL means any substance, material, or waste that is or becomes regulated, under any federal, state, or local environmental Law (including, but not limited to Environmental Laws) as hazardous to public health or safety or to the environment, including, but not limited to (a) any substance or material designated as a "hazardous substance" under Section 311 of the Clean Water Act, 33 U.S.C.A. Section 1251 et seq. (33 U.S.C. Section
1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C.
Section 1317), (b) any substance or material defined as "hazardous waste" under
Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), and (c) any substance or material defined as a "hazardous substance" under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9001 et seq. (42 U.S.C. Section 9601).

         INCOME BEFORE TAXES means income (or deficit) before provision for income taxes (excluding (i) extraordinary gains and losses and (ii) to the extent not already deducted, income attributable to minority interests in subsidiaries for such period).

         INDEBTEDNESS of any Person means all of its indebtedness, obligations, and liabilities, including without limitation (a) all indebtedness for borrowed money or for the deferred purchase price of property or services or that is evidenced by a bond, debenture, note, or other instrument, (b) all obligations in respect of any Guaranty, (c) all obligations in respect of any Capital Lease, (d) all obligations in respect of letters of credit, acceptances, or similar obligations issued or created for its account, (e) every obligation secured -- or for which the holder of the obligation is contingently or otherwise entitled to be secured -- by any Lien on that Person's property whether that Person is personally liable or assumes that obligation, and (f) all liabilities for unfunded vested benefits under any Employee Plan.

         INTEREST EXPENSE means -- for any Person, for any period, and without duplication -- all interest on Indebtedness, whether paid in cash or accrued as a liability and payable in cash during any subsequent period (including, without limitation, the interest component of Capital Leases), as determined by GAAP, and premium or penalty for repayment, redemption, or repurchase of Indebtedness.

         INTEREST OPTION is defined in SECTION 3.3.

         INTEREST-PAYMENT DATE means (a) for each Base-Rate Loan, the Termination Date and the last day of each March, June, September, and December, commencing on the first of such days to occur after the Closing Date, and (b) for each Eurodollar Loan the Termination Date and (i) the last day of each March, June, September, and December occurring during its Interest Period if longer than three months, and (ii) the last day of its Interest Period.

         INTEREST PERIOD means, for each Eurodollar Loan, a period of one, two, three, or six months (or any other period as may be offered to Borrower by Lender) selected by Borrower in the applicable Advance Request or Rollover Notice so long as:

                 (a) Each Interest Period commences (i) for an initial Advance (including any re-borrowing under SECTION 2.1), on the Advance Date and (ii) otherwise, on the last day of the preceding Interest Period.

                 (b) If any Interest Period would otherwise end on a day that is not a Eurodollar-Business Day, then that Interest Period shall be extended to the next succeeding Eurodollar-Business Day unless it is in the next calendar month, in which event that Interest Period shall end on the immediately preceding Eurodollar-Business Day.

                 (c) If Borrower fails to timely select a new Interest Period for a Eurodollar Loan before the last day of its existing Interest Period, then Borrower is deemed to have selected the Base Rate for that portion of the Loan, which automatically becomes a Base-Rate Loan on that last day.

                 (d) Any Interest Period that begins on the last Eurodollar-Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of that Interest Period) shall end on the last Eurodollar-Business Day of a calendar month.

                 (e)      No Interest Period may end after the
         Stated-Termination Date.

         INTERNAL REVENUE CODE means the United States Internal Revenue Code of 1986.

         INVESTMENTS means -- for any Person -- any loan, advance, extension of credit, or capital contribution by that Person to, any investment by that Person in, or purchase by that Person or commitment by that Person to purchase any stock or other securities or evidences of Debt of, or interests in, any other individual or entity.

         LAWS means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Governmental Authority.

         LENDER is defined in the preamble to this agreement.

         LENDER LIEN means any present or future first-priority Lien securing the Obligation and assigned, conveyed, and granted to or created in favor of Lender under this agreement, under any Law, or otherwise.

         LIBOR means -- for any Eurodollar Loan and its Interest Period -- an annual interest rate (rounded upward, if necessary, to the nearest 0.01%) equal to the sum of (a) 2.0% plus (b) the quotient obtained by dividing:

                 (i) either (A) the rates as displayed on Telerate page 3750 (or such other pages as may replace that page on that service), at 11:00 a.m. (London time) on the second Business Day before the commencement of that Interest Period, as the rate at which banks referred to on such page(s) offered to make dollar deposits for a period similar to that Interest Period, or (B) if those rates are not being so quoted, then the arithmetic mean (rounded upwards, if necessary, to the next higher 1/16 of 1%, expressed as a decimal) of the rates quoted by the principal London office of Lender to prime banks in the London interbank eurodollar market at or about 11:00 a.m. (London time) on the second Business Day before the commencement of that Interest Period for dollar deposits for a period similar to that Interest Period; by

                 (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to that Interest Period.

         LIEN means any lien, mortgage, security interest, assignment, tax lien, pledge, charge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement, under any Law, or otherwise.

         LITIGATION means any action or proceeding by or before any Governmental Authority.

         LLC AGREEMENT means the Amended and Restated Limited Liability Company Agreement dated as of May 5, 1995, entered into between Borrower, Robert M. Haft, and certain of their Affiliates for the formation of Hamilton Morgan, as it is amended and in effect on the date of this agreement notwithstanding
SECTION 1.3(J).

         LOAN means the term loan by Lender to Borrower under SECTION 2.

         LOAN DOCUMENTS means (a) this agreement, certificates and reports delivered under this agreement, and exhibits and schedules to this agreement,
(b) the Note, the Collateral Documents, and all other agreements, documents, and instruments in favor of Lender ever delivered under this agreement or otherwise delivered in connection with all or any part of the Obligation, and
(c) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

         MATERIAL-ADVERSE EFFECT means any (a) material adverse effect whatsoever upon the validity, performance, or enforceability of any Loan Document, (b) material impairment of the ability of Borrower to fulfill its payment or other material obligations under the Loan Documents, (c) material and adverse effect on the financial condition of Borrower as represented to Lender in the Current Financials most recently delivered before the date of this agreement, or (d) Default or Potential Default.

         MAXIMUM RATE means, on any day, the highest, non-usurious interest rate (if any) permitted by Law.

         MULTIEMPLOYER PLAN means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Internal Revenue Code to which Borrower or any member of the Controlled Group is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

         NET INCOME of any Person means that Person's profit or loss after deducting its related income Tax expense.

         NET WORTH means -- for any Person, at any time, and without duplication -- the sum of (a) total stockholders' equity (including, without limitation, capital stock, additional paid-in capital, and retained earnings after deducting treasury stock), minus (b) the total of all capital stock that is redeemable on or before the Stated-Termination Date, minus (c) all capital stock that is convertible, at the option of the holder, into debt securities or other Indebtedness of that Person on or before the Stated-Termination Date.

         NOTE is defined in SECTION 3.1.

         OBLIGATION means all present and future (a) indebtedness, obligations, and liabilities of Borrower to Lender arising under or evidenced by any Loan Document, (b) interest accruing on, and attorneys' fees incurred in the enforcement or collection of, any of the foregoing, (c) costs incurred by Lender to obtain, preserve, perfect and enforce the Liens contemplated to secure payment of any of the foregoing and to maintain, preserve, and collect the property in which Lender has been granted a Lien to secure such payment, and (d) renewals, extensions (but Lender has no obligation whatsoever to extend the Termination Date), modifications, and refinancings of any of the foregoing.

         OTHER TAXES is defined in SECTION 3.10(B).

         PBGC means the Pension Benefit Guaranty Corporation.

         PERMITTED DISTRIBUTIONS means the Distributions described on SCHEDULE 8.6.

         PERMITTED INDEBTEDNESS means the Indebtedness described on SCHEDULE
8.1.

         PERMITTED INVESTMENTS means the Investments described on SCHEDULE 8.3.

         PERMITTED LIENS means the Liens described on SCHEDULE 8.2.

         PERSON means an individual, a corporation, a joint venture, a general or limited partnership, a trust, an unincorporated organization, or a government or any agency or political subdivision thereof.

         PHAR-MOR means Phar-Mor, Inc., a Pennsylvania corporation, that will become a Delaware corporation promptly after the effectiveness of the Plan of Reorganization.

         PLAN OF REORGANIZATION means the Debtors' Third Amended Joint Plan of Reorganization filed by Phar-Mor and related entities on May 25, 1995, Case Nos. 92-41599 through 92-41614, with the United States Bankruptcy Court for the Northern District of Ohio, as it is amended and in effect on the date of this agreement notwithstanding SECTION 1.3(J).

         POTENTIAL DEFAULT means any event's occurrence or any circumstance's existence that would -- upon any required notice, time lapse, or both -- become a Default.

         PROCESS AGENT means either (a) CT Corporation, whose address is 350 St. Paul Street, Dallas, Texas 75201, or (b) FoxMeyer Health Corporation, c/o Mr. Abbey J. Butler, 207 Dune Road, Box 137, Westhampton Beach, New York 11978.

         PROXY means the Joint Irrevocable Proxy dated as of May 5, 1995, entered into between Borrower, Robert M. Haft, and certain of their Affiliates in respect of Phar-Mor stock, as it is amended and in effect on the date of this agreement notwithstanding SECTION 1.3(J).

         PUBLICLY-TRADED STOCK means (a) common stock of Phar-Mor after the effectiveness of the Plan of Reorganization and (b) other publicly-traded stock acceptable to Lender in its sole discretion.

         REGULATION D means Regulation D of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 204.

         REGULATION U means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221.

         RELEASE means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment or into or out of any property, including the movement of any Hazardous Material or any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, or any constituent of any such substance or waste, including, but not limited to these terms as defined in Environmental Laws, through or in the air, soil, surface water, groundwater, or any property.

         RESPONSIBLE OFFICER means Borrower's Chairman, Chief Executive Officer, President, Treasurer, Assistant Treasurer, or Chief Financial Officer.

         REPRESENTATIVES means representatives, officers, directors, employees, accountants, attorneys, and agents.

         RESERVE REQUIREMENT means, for any Eurodollar Loan and for the relevant Interest Period, the total reserve requirements (including all basic, supplemental, emergency, special, marginal, and other reserves required by applicable Law) applicable to a member bank of the Federal Reserve System for eurocurrency fundings or liabilities as of the first day of that Interest Period.

         ROLLOVER NOTICE is defined in SECTION 3.3(B).

         RULE 144 means Rule 144 of the General Regulations as promulgated by the Securities and Exchange Commission under the Securities Act and, as applicable, its various sections and subsections.

         SEC REPORTS means Borrower's reports on Forms 10-K and 10Q as filed with the Securities and Exchange Commission and delivered to Lender.

         SECURITIES ACT means the Securities Act of 1933.

         SECURITY AGREEMENT means (a) for Borrower, a Security Agreement in substantially the form of EXHIBIT B-1, and (b) for Hamilton Morgan, a Security Agreement in substantially the form of EXHIBIT B-2.

         STATED-TERMINATION DATE means September 6, 1998.

         SUBSIDIARY means -- for any Person -- any entity of which more than 50% (in number of votes with power to elect a majority of the board of directors or similar governing body other than such power arising only upon the occurrence of a contingency) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person.

         TAX-SHARING AGREEMENT means the Tax Sharing Agreement dated as of November 25, 1992, between Borrower and FoxMeyer Corporation and consented and agreed to by their Subsidiaries, as (subject to SECTION 8.8) renewed, extended, amended, or replaced.

         TAXES is defined in SECTION 3.10(A).

         TERMINATION DATE means the earlier of either (a) the Stated-Termination Date or (b) the effective date that Lender's commitment to lend under this agreement is fully canceled or terminated.

         1.2 Time References. Unless otherwise specified, in the Loan Documents (a) time references (e.g., 10:00 a.m.) are to time in New York City,
(b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding," and
(c) references to a "day" or "days," unless specified otherwise, are to calendar days.

         1.3 Other References. Unless otherwise specified, in the Loan Documents (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items as being limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

         1.4 Accounting Principles. Unless otherwise specified, in the Loan Documents (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect on the date of this agreement determines compliance with financial covenants, and (c) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period.

SECTION 2  TERM LOAN.

         2.1 Commitment. Subject to the provisions of the Loan Documents, Lender agrees to extend to Borrower a term loan in a single, initial Advance of $20,000,000 on the Closing Date and, to the extent that Borrower has made one or more mandatory prepayments under SECTION 3.7(A), in one or more subsequent Advances so long as:

                 (a) The unpaid principal balance of the Loan may never exceed $20,000,000.

                 (b) The unpaid principal balance of those subsequent Advances may not exceed a total of (i) $3,500,000 if the unpaid principal balance of the Loan is more than $10,000,000 before those Advances are made, or (ii) $2,000,000 if the unpaid principal balance of the Loan is $10,000,000 or less before those Advances are made.

                 (c) Only one Advance may be made in respect of any particular prepayment under SECTION 3.7(A), and that Advance may only be made on a Business Day that is before the earlier of either (i) 120 days after the date on which that prepayment was made or (ii) the Termination Date.

                 (d) Immediately after giving effect to each Advance, a Collateral-Base Deficiency may not exist.

                 (e) Borrower has not given notice to Lender irrevocably waiving the right to reborrow under this agreement, which Borrower may do at any time.

Except as specifically provided for those subsequent Advances, no portion of the Loan may be reborrowed once paid or prepaid.

         2.2 Procedure. Borrower may only request an Advance by delivering to Lender an Advance Request for it that specifies the Advance Date, the one or more Interest Options for the Advance, and the Interest Periods, if applicable. Each Advance Request is binding and irrevocable when delivered and must be received by Lender by no later than 12:00 noon on the earlier of either the Business Day before the Advance Date or, if LIBOR is applicable to any portion of the Advance, the third Business Day before the Advance Date.

         2.3 Collateral Base. Borrower shall determine the Collateral Base in accordance with this agreement and verify it to Lender as of each Advance Date and otherwise in accordance with SECTION 7.1. Lender may review and adjust any determination of the Collateral Base as so verified by Borrower if, in its good faith based upon information otherwise available to it, Lender deems that determination not to be in accordance with this agreement.

         2.4 Collateral-Base Deficiency. If a Collateral-Base Deficiency ever exists, then, within three Business Days after demand by Lender, Borrower shall wholly eliminate that Collateral-Base Deficiency by (a) prepaying principal of the Loan, (b) pledging additional FoxMeyer Stock or Publicly-Traded Stock, as the case may be, to Lender in accordance with SECTION 4 if that would eliminate the particular Collateral-Base Deficiency, or (c) any combination of the foregoing. Lender may become aware of a Collateral-Base Deficiency and elect in its sole discretion to not make (or to defer making) demand upon Borrower under this section. That election by Lender is not a waiver of any Collateral-Base Deficiency then or subsequently existing and is revocable in Lender's sole discretion at any time.


SECTION 3  PAYMENT TERMS.

         3.1 Promissory Note. The Loan and interest on it shall be evidenced by a promissory note (the "NOTE") dated the Closing Date, executed by Borrower, payable to Lender's order, in the stated principal amount of $20,000,000, and otherwise substantially in the form of EXHIBIT A. Notwithstanding the stated principal amount of the Note, the amount of principal actually owing on the Note at any time is the sum of the Loan minus all payments or prepayments of principal actually received by Lender. Lender is authorized but not required to endorse on a schedule attached to the Note appropriate notations evidencing the date and the amount of each Advance and each payment or prepayment by Borrower.

         3.2     Interest Rates.

                 (a) Base-Rate Loans. The unpaid principal of the Base-Rate Loan shall bear interest from the Closing Date until due and payable at an annual rate from day to day equal to the lesser of either the Base Rate or the Maximum Rate.

                 (b) Eurodollar Loans. The unpaid principal of each Eurodollar Loan shall bear interest for the applicable Interest Period at an annual rate equal to the lesser of either LIBOR for the applicable Interest Period or the Maximum Rate from day to day.

                 (c) Past-Due Interest. Past-due principal and interest on the Loan shall bear interest, to the extent lawful, at the Default Rate.


         3.3 Interest Rate Options. Subject to the following provisions, Borrower has the option of having all or any portion of the Loan bear interest at LIBOR or the Base Rate (each, an "INTEREST OPTION"). Each Eurodollar Loan must be at least $500,000 and an integral multiple of $100,000.

                 (a) Advance Date. Borrower shall notify Lender of each Interest Option applicable to each Advance as of its Advance Date.

                 (b) At Expiration of Interest Periods. Before the termination of each Interest Period for each Eurodollar Loan, Borrower shall give written notice (a "ROLLOVER NOTICE"), in substantially the form of EXHIBIT C-2, to Lender of the Interest Option for that portion of the Loan upon the expiration of that Interest Period. That Rollover Notice must be given to Lender at least (i) one Business Day, in the case of a Base Rate selection, or (ii) three Eurodollar-Business Days, in the case of a LIBOR selection, before the termination of that Interest Period. If Borrower specifies LIBOR, the Rollover Notice must also specify the length of the succeeding Interest Period selected by Borrower. Each Rollover Notice is irrevocable and effective upon notification to Lender. If the required Rollover Notice is not timely received by Lender before the expiration of the then relevant Interest Period in effect when such notice was required to be given, Borrower is deemed to have selected the rate set forth in SECTION 3.2(A) to be applicable to that portion of the Loan upon expiration of that Interest Period and to have given Lender notice of that selection.

                 (c) Conversion From Base Rate. With respect to a Base-Rate Loan, Borrower may, on any Eurodollar-Business Day (a "CONVERSION DATE"), convert that Base-Rate Loan to a Eurodollar Loan by giving Lender a Rollover Notice of that election at least three Eurodollar-Business Days before that Conversion Date.


                 (d) Options Upon Default. Notwithstanding anything in this SECTION 3.3 to the contrary, no Base-Rate Loan may be converted to a Eurodollar Loan and no Eurodollar Loan may be continued as such when a Default or Potential Default exists. While a Default or Potential Default exists, each Eurodollar Loan shall be automatically converted to a Base-Rate Loan on the last day of its Interest Period.


         3.4 Calculation of Interest Rates. Interest on the unpaid principal balance of each Eurodollar Loan shall be calculated on the basis of the actual number of days elapsed in a year consisting of 360 days. Interest on the unpaid principal balance of each Base-Rate Loan shall be calculated on the basis of the actual days elapsed in a year consisting of 365 or, if applicable, 366 days.

         3.5 Interest Payments. Interest on the Note is due and payable on each Interest-Payment Date.

         3.6 Principal Payments. Principal payments of $2,500,000 each are due and payable on each of September 6, 1996, and September 6, 1997. The unpaid principal balance of the Note is due and payable on the Termination Date.

         3.7     Prepayments.

                 (a) At any time when any Phar-Mor Stock or any interest of Borrower in Hamilton Morgan, as the case may be, is Collateral, Borrower shall make a mandatory prepayment of the unpaid principal of the Loan on the same day as the day of each sale of any Phar-Mor capital stock pledged to Lender under the Loan Documents or any interest of Borrower in Hamilton Morgan, which prepayment shall equal the full-gross cash proceeds derived from that sale. Borrower may request certain partial releases of Lender Liens under SECTION 4.2(C) upon such payment.

                 (b) Borrower shall make a mandatory prepayment of the unpaid principal of the Loan as provided in SECTION 2.4.

                 (c) Borrower may also make voluntary prepayments of all or part of the unpaid principal of the Loan at any time and from time to time by first giving Lender at least three-Business Days' irrevocable and binding notice so long as the notice specifies the amount to be prepaid and each partial prepayment must be at least $500,000 or an integral multiple of $100,000.

All partial prepayments shall be applied to the principal installments on the
Note in inverse order of maturity. All prepayments may be made without premium or penalty but with all amounts owed under SECTION 3.14(B) as a result of the prepayment.

         3.8 Manner and Application of Payments. All payments and prepayments of principal of, and interest on, the Note to Lender must be made by Borrower before 2:00 p.m. in federal or other immediately available funds at Credit Lyonnais New York Branch for the account of Lender. Any payment or prepayment received by Lender after 2:00 p.m. shall be deemed to have been received by Lender on the next-succeeding-Business Day. Unless otherwise specified in the Loan Documents, all payments and prepayments of the Obligation shall be applied in the following order:

                 (a) all unpaid costs and fees due under the Loan Documents as the date of the payment or prepayment;

                 (b) accrued and unpaid interest on the Obligation that is due and payable as of the date of the payment or prepayment;

                 (c)      Base-Rate Loans;

                 (d) Eurodollar Loans as either (i) selected by Borrower or (ii) if Borrower fails to make that selection or if a Default or Potential Default exists, as selected by Lender; and

                 (e) to the unpaid balance of the Obligation in the order and manner selected by Lender.

         3.9 Lending Office. Lender may (a) designate its principal office or a foreign branch, subsidiary, or Affiliate of Lender as its lending office (and the office to whose accounts payments are to be credited) for any Eurodollar Loan, (b) designate its principal office or a domestic branch, subsidiary, or Affiliate as its lending office (and the office to whose account payments are to be credited) for any Base-Rate Loan, and (c) change its lending offices. Lender shall continue to hold the Note evidencing the Loan for the benefit and account of each such foreign branch, subsidiary, or Affiliate. Lender may fund all or any of the Loan in any manner that it deems appropriate, but, for the purposes of this agreement, Lender is, regardless of Lender's actual means of funding, deemed to have funded that portion of the Loan in accordance with the Interest Option from time to time selected in accordance with this agreement.

         3.10    Taxes.

                 (a) All payments and prepayments must be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities, excluding taxes imposed upon its income, and franchise taxes imposed upon Lender, by the jurisdiction under the Laws of which Lender is organized or is or should be qualified to do business or any political subdivision and taxes imposed upon its income, and franchise taxes imposed upon it by the jurisdiction of Lender's lending office or any political subdivision thereof ("TAXES"). If Borrower is required by Law to deduct any Taxes from or in respect of any sum payable under the Loan Documents, then (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.10) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Law.

                 (b) Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made under the Loan Documents or from the execution, delivery, or registration of, or otherwise with respect to, the Loan Documents ("OTHER TAXES").

                 (c) BORROWER SHALL INDEMNIFY LENDER FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES AND OTHER TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS
         SECTION 3.10) PAID BY LENDER OR ANY LIABILITY (INCLUDING PENALTIES AND INTEREST, UNLESS SUCH PENALTIES OR SUCH INTEREST WERE CAUSED BY LENDER'S GROSS NEGLIGENCE OR WILFUL MISCONDUCT) ARISING FROM OR WITH RESPECT TO THAT PAYMENT, WHETHER OR NOT THOSE TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED. THIS INDEMNIFICATION SHALL BE MADE WITHIN 30 DAYS FROM THE DATE LENDER MAKES WRITTEN DEMAND TO BORROWER.

                 (d) Within 30 days after the date of the payment of Taxes or Other Taxes, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment.

                 (e) Lender shall use good faith efforts to carry out its obligations under this agreement in such a way as to reduce the amount of Taxes or Other Taxes attributable to the Loan and other payments, including the use of a different lending office, as long as such actions would not adversely affect Lender, as determined by the Lender in Lender's sole discretion.

                 (f) Lender shall endeavor as far as is reasonably practical, but without binding commitment, to ensure that, if any additional amount paid by Borrower under SECTION 3.10(A), (B), or (C), in Lender's sole opinion (which shall not be open to question) is recovered in whole or in part by Lender (whether through credit, offset, deduction, or otherwise), then Lender shall reimburse Borrower to the extent of the amount so recovered.

                 (g) As of the date of this agreement, Lender is entitled to receive any payment or prepayment made without the withholding of any Tax and agrees to provide to Borrower, within 30 days of the date of this agreement, a copy of the appropriate Internal Revenue Service form certifying its exemption from that Tax. Upon request, Lender shall furnish such other certificates, statements, or other documents as reasonably necessary to evidence its exemption from Tax, if available.

                 (h)      If any payment is due by Borrower to Lender under
         SECTION 3.10(C) and if (within 30 days after Lender demands that payment) Borrower requests that Lender contest the assessment of the applicable Tax or Other Tax, then Lender shall take reasonably necessary action to contest that assessment. If any Law requires the payment of Taxes or Other Taxes before contesting the validity, correctness, or legality of them or if any Taxes or Other Taxes have been paid before Lender's receipt of notice from Borrower of its desire to contest the applicable assessment, then Borrower shall make the required reimbursement payment to Lender within the time specified in SECTION 3.10(C). If payment of the assessment is not a condition precedent to contesting the applicable Taxes or Other Taxes, then any amount payable to Lender under SECTION 3.10(C) shall be made by at least either (i) the date specified in the final determination rendered by the appropriate Governmental Authority or (ii) if the decision is appealed, the date specified in the final decision of the appellate court. Lender may request that Borrower advance to Lender the anticipated costs of any contest (including, with out limitation, reasonable attorneys' fees) as a condition precedent to Lender being obligated to carry out its duties to contest under this SECTION 3.10(I).

                 (i) As promptly as practicable after Lender becomes aware of any circumstance or event that will cause additional amounts to become owing by Borrower under this SECTION 3.10, then Lender shall notify Borrower of the nature of that circumstance or event. Lender's failure, however, to give that or any other notice to Borrower does not impair Lender's right to receive, or Borrower's obligations to pay, any additional amounts under this SECTION 3.10 so long as the demand for payment of any additional amount under this SECTION 3.10 is made within one year after Lender becomes aware that the additional amount is owing by Borrower.

                 (j) Without prejudice to the survival of any other agreement of Borrower, the agreements and obligations of Borrower contained in this SECTION 3.10 shall, subject to CLAUSE (I) above, survive the payment in full of the Obligation, release of all Lender Liens, and termination or expiration of all Loan Documents.

         3.11 Inadequacy of LIBOR. If (and on each occasion that) on the second-Business Day before the commencement of any Interest Period for a Eurodollar Loan Lender determines that dollar deposits in the amount of the applicable Eurodollar Loan are not generally available in the London interbank eurodollar market, or that reasonable means do not exist for ascertaining LIBOR, or that the rate at which dollar deposits are being offered will not adequately and fairly reflect the cost to Lender of making or maintaining that Eurodollar Loan for that Interest Period, then (a) Lender may so notify Borrower and (b) until Lender notifies Borrower that the circumstances giving rise to the first notice no longer exist, any Advance Request is deemed to be for a Base-Rate Loan and each Eurodollar Loan must convert to a Base-Rate Loan at the end of its Interest Period. Each foregoing determination by Lender is conclusive, absent manifest error.

         3.12    Reserve Requirements and Change in Circumstances.

                 (a) Notwithstanding any other provision, if after the Closing Date, the introduction of any new Law or any change in existing Law (whether or not having the force of Law) imposes, modifies, or deems applicable any reserve, special deposit, or similar requirement against assets of, deposits with or for the account of, or credit or credit commitments extended by, Lender, or imposes on the Lender or the London interbank market any other condition affecting this agreement or the Loan that is, in each case not otherwise included in the calculation of LIBOR, and the result is to increase the cost to Lender of making or maintaining the Loan or to reduce any amount received or receivable by Lender or under any Loan Document (whether of principal, interest, or otherwise) by a material amount, then Borrower shall pay to Lender the additional costs incurred or reduction suffered. Borrower shall make that payment to Lender within 30 days after Lender gives to Borrower a certificate stating the change that has occurred or the reserve requirements or other conditions which have been imposed, the amount of the additional costs or reduction and the way in which that amount has been calculated. Lender must have used good-faith and reasonable efforts to specify a new lending office with a view to mitigating the consequences of any occurrence under this section that would not result in any additional costs, expenses, or risks to Lender that are not reimbursed by Borrower or be in any other respect prejudicial to Lender. A certificate delivered by Lender to Borrower under this section is conclusive, absent manifest error.

                 (b) If after the Closing Date, Lender determines that the applicability of any Law or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the Closing Date of any other Law or guideline regarding capital adequacy, or any change in any of the foregoing or any change in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Lender or Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of Law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital or on the capital of Lender's holding company as a consequence of the Loan Documents or the Loan to a level below that which Lender or Lender's holding company could have achieved but for that adoption, change, or compliance (taking into consideration Lender's policies and the policies of Lender's holding company with respect to capital adequacy) by a material amount, then, from time to time, Borrower shall pay to Lender the additional amount or amounts as will compensate Lender or Lender's holding company for that reduction. That payment by Borrower to Lender shall be made within 30 days after the date on which Lender gives to Borrower a certificate setting forth those amount or amounts, together with a description of the manner in which they were calculated. A certificate delivered by Lender to Borrower under this section is conclusive, absent manifest error.

                 (c) Lender's failure to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period is not a waiver of Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital in that Interest Period or in any other Interest

         Period. The protection of this SECTION 3.12 is available to Lender regardless of any possible contention of the invalidity or inapplicability of the Law or guideline or other change or condition that occurred or is imposed and survives for the repayment of the Obligation, release of Lender Liens, and termination or expiration of the Loan Documents.

                 (d) Lender's cost of making or maintaining the Loan may fluctuate as a result of the applicability of reserve requirements imposed by the Board of Govenors of the Federal Reserve System at the ratios provided for in Regulation D on the date of this agreement. Borrower shall pay to Lender from time to time such amounts as shall be necessary to compensate Lender for the portion of the cost of making or maintaining the Loan resulting from any such reserve requirements provided for in Regulation D as in effect now or in the future, it being understood that the rates of interest applicable to the Loan have been determined on the assumption that no such reserve requirements exist or will exist and that such rates do not reflect costs imposed on Lender in connection with such reserve requirements.

                 (e) As promptly as practicable after Lender becomes aware of any circumstance or event that will cause additional amounts to become owing by Borrower under this SECTION 3.12, then Lender shall notify Borrower of the nature of that circumstance or event. Lender's failure, however, to give that or any other notice to Borrower does not impair Lender's Right to receive, or Borrower's obligations to pay, any additional amounts under this SECTION 3.12 so long as the demand for payment of any additional amount under this SECTION 3.12 is made within one year after Lender becomes aware that the additional amount is owing by Borrower.

                 (f) Without prejudice to the survival of any other agreement of Borrower, the agreements and obligations of Borrower contained in this SECTION 3.12 shall, subject to CLAUSE (E) above, survive the payment in full of the Obligation, release of all Lender Liens, and termination or expiration of all Loan Documents.

         3.13    Change In Legality.

                 (a) Notwithstanding any contrary provision, if any change in any Law or any new Law makes it unlawful for Lender to make or maintain any Eurodollar Loan at LIBOR or to give effect to its obligations with respect to any Eurodollar Loan at LIBOR, then, by written notice to Borrower, Lender may (i) declare that LIBOR is no longer available and (ii) require that the entire Loan be priced at the Base Rate, in which event the Loan shall be automatically converted to a Base-Rate Loan as of the effective date of that notice as provided in CLAUSE (B) below and all payments and prepayments of principal that would otherwise have been applied to repay any converted Eurodollar Loan shall instead be applied to repay the Base-Rate Loan resulting from that conversion.

                 (b) For purposes of CLAUSE (A) above, a notice to Borrower by Lender is in respect of each Eurodollar Loan on the earliest of either (i) the last day of its Interest Period, (ii) the date of Borrower's receipt of the notice, or (iii) the date required by Law.

                 (c) Lender shall use good-faith and reasonable efforts to specify a new lending office for the Loan, with a view to effecting compliance with the Law referred to in CLAUSE (A) above that would not result in any additional costs, expenses, or risks to Lender that are not reimbursed by Borrower or be in any other respect prejudicial to Lender.

         3.14 INDEMNITY. BORROWER SHALL INDEMNIFY LENDER AGAINST ANY REASONABLE LOSS OR EXPENSE WHICH LENDER MAY SUSTAIN OR INCUR AS A CONSEQUENCE OF (a) ANY FAILURE BY BORROWER TO FULFILL ON THE DATE OF ANY ADVANCE THE APPLICABLE CONDITIONS IN SECTION 5, (b) ANY PAYMENT OR PREPAYMENT OF THE LOAN REQUIRED BY ANY OTHER PROVISION OF THIS AGREEMENT OR OTHERWISE

MADE ON A DATE OTHER THAN AN INTEREST-PAYMENT DATE, (c) ANY DEFAULT IN PAYMENT OR PREPAYMENT OF ALL OR ANY PART OF THE PRINCIPAL AMOUNT OR INTEREST ACCRUED ON THE LOAN, AS AND WHEN DUE AND PAYABLE, OR (d) THE OCCURRENCE OF ANY DEFAULT OR POTENTIAL DEFAULT, IN EACH CASE INCLUDING, BUT NOT LIMITED TO, ANY LOSS OR REASONABLE EXPENSE SUSTAINED OR INCURRED OR TO BE SUSTAINED OR INCURRED IN LIQUIDATING OR REDEPLOYING DEPOSITS FROM THIRD PARTIES ACQUIRED TO EFFECT OR MAINTAIN THE LOAN. SUCH LOSS OR REASONABLE EXPENSE SHALL INCLUDE, WITHOUT LIMITATION, AN AMOUNT EQUAL TO THE EXCESS, IF ANY, AS REASONABLY DETERMINED BY LENDER OF (i) ITS COST OF OBTAINING THE FUNDS FOR THE LOAN BEING PAID, PREPAID, OR NOT BORROWED (BASED ON THE APPLICABLE LIBOR) FOR THE PERIOD FROM THE DATE OF SUCH PAYMENT, PREPAYMENT, OR FAILURE TO BORROW OR REFINANCE TO THE LAST DAY OF THE INTEREST PERIOD FOR APPLICABLE EURODOLLAR LOAN (OR, IN THE CASE OF A FAILURE TO BORROW OR REFINANCE, THE INTEREST PERIOD FOR THE LOAN WHICH WOULD HAVE COMMENCED ON THE DATE OF SUCH FAILURE) OVER (ii) THE AMOUNT OF INTEREST THAT WOULD BE REALIZED BY LENDER IN REDEPLOYING THE FUNDS SO PAID, PREPAID, OR NOT BORROWED OR REFINANCED FOR SUCH PERIOD OR INTEREST PERIOD, AS THE CASE MAY BE. LENDER'S CERTIFICATE SETTING FORTH ANY AMOUNT OR AMOUNTS THAT LENDER IS ENTITLED TO RECEIVE UNDER THIS SECTION SHALL BE DELIVERED TO BORROWER AND IS CONCLUSIVE, ABSENT MANIFEST ERROR.

         3.15 Fees. Borrower shall pay the following fees to Lender that, in each case, are not compensation for the use, detention, or forbearance of money, are in addition to, and not in lieu of, interest and expenses otherwise described in this agreement, are non-refundable, bear interest (to the fullest extent permitted by Law and if not paid when due) at the Default Rate, and are calculated on the bases of a year of 365 or 366 days, as the case may be:

                 (a) Arrangement Fee. An arrangement fee as provided in the separate letter agreement between Borrower and Lender required to be delivered by SCHEDULE 5.

                 (b) Commitment Fee. A commitment fee equal to 0.50% of amounts available to be re-borrowed under SECTION 2.1 payable quarterly as it accrues on the last day of each March, June, September, and December and on the Termination Date.

         3.16 Maximum-Interest Rate. Regardless of any provision in any Loan Document, Lender is never entitled to receive, collect, or apply as interest on the Obligation any amount in excess of interest calculated at the Maximum Rate. If Lender ever receives, collects, or applies as interest any such excess, then (a) the amount which would be excessive interest is deemed to be a partial prepayment of principal and treated as such, and (b) if the principal of the Obligation is fully paid, any remaining excess shall be paid to Borrower.

SECTION 4  SECURITY.

         4.1 Collateral. Borrower shall cause the full payment and performance of the Obligation to be secured by Lender Liens on all of the following items and types of property (together with all cash and noncash proceeds and other related items and types of property described in the Security Agreements, the "COLLATERAL"):

                 (a) FoxMeyer Stock that (i) has a Collateral Value of at least $80,000,000 and is pledged to Lender as of the Closing Date and
         (ii) is subsequently pledged to Lender under SECTION 2.4, if any.

                 (b) Shares of Phar-Mor common stock purchased by Hamilton Morgan with a stated value (in accordance with the Plan of Reorganization) on the Closing Date of at least $20,940,000.

                 (c) Publicly-Traded Stock -- in addition to the Phar-Mor stock pledged under CLAUSE (B) above -- that (i) has a Collateral Value of at least $10,000,000 and is pledged to Lender as of the Closing Date and (ii) is subsequently pledged to Lender under SECTION 2.4, if any.

                 (d) All right, title, and interest of Borrower in Hamilton Morgan.

Each pledge of securities under the Loan Documents must be in compliance with Regulation U, must be upon forms substantially in the form of the appropriate Security Agreement, and all applicable provisions of the Loan Documents, including, without limitation, SECTIONS 7.10 and 7.12.

         4.2 Partial Release. At Borrower's expense, Lender shall release its Lender Liens (and return any certificated securities the subject of any such release to the pledgor of them) on the following Collateral under the following circumstances if no Default, Potential Default, or Material-Adverse Effect exists or would occur upon the release and if the release would not cause a violation with Regulation U:

                 (a) Borrower may pledge additional Publicly-Traded Stock in substitution for, and request and obtain the release of the Lender Liens on, other Publicly-Traded Stock so long as -- immediately following any such substitution and release -- the Collateral Base applicable to Publicly-Traded Stock is not less than either (i) the Collateral Base immediately before such substitution and release if before March 31, 1996, or (ii) 150% of the unpaid principal balance of the Loan on or after March 31, 1996.

                 (b) From time to time upon Borrower's request after March 31, 1996, at Borrower's expense, and to the extent that the Collateral Base applicable to Publicly-Traded Stock exceeds 150% of the unpaid principal balance of the Loan (i.e., an "EXCESS), then Lender shall release its Lender Liens on Publicly-Traded Stock to the extent of that excess without impairing its Lender Liens on all other Publicly-Traded Stock.

                 (c) Upon a prepayment under SECTION 3.7(A), if a Collateral-Base Deficiency will not exist immediately after the release, Lender shall release its Lender Liens on the Phar-Mor Stock or Borrower's interest in Hamilton Morgan, as the case may be, the subject of that sale.

                 (d) Upon the release, sale, credit bid at foreclosure, or other disposition of all of the Phar-Mor Stock that is Collateral, Lender shall release its Lender Liens on Borrower's interest in Hamilton Morgan.

                 (e) Upon the sale by Borrower of all of its interest in Hamilton Morgan and a release of the Lender Liens in Borrower's interest in Hamilton Morgan, Lender shall release its Lender Liens in all of the Phar-Mor Stock that is then Collateral.

These are partial releases only in that they do not affect the Lender Liens on any Collateral not specifically released.

SECTION 5  CONDITIONS PRECEDENT.   Lender is not obligated to fund any Advance
unless Lender has received all of the items described on SCHEDULE 5 on or before the Closing Date or such other deadline as may be specified on SCHEDULE
5. In addition, Lender is not obligated to fund (as opposed to continue or convert) any initial or subsequent Advance unless on the applicable Advance Date and after giving effect to the requested Advance: (a) Lender timely receives an Advance Request; (b) all of the representations and warranties in the Loan Documents are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or expressly permitted by this agreement); (c) no Material-Adverse Effect, Default, or Potential Default exists; (d) none of the matters disclosed in any amendments to SCHEDULE 6.11 or similar matters described in any SEC Report delivered to Lender after the Closing Date are objected to by Lender in its sole discretion; (e) no Collateral-Base Deficiency exists; (f) no limitation in SECTION 2.1 is exceeded; and (g) the Advance would not result in the violation of Regulation U. Each Advance Request constitutes Borrower's representation and warranty that the conditions in CLAUSES (B) through (F) above are satisfied. Upon Lender's reasonable request, Borrower shall deliver to Lender evidence substantiating any of the matters in the Loan Documents that are necessary to enable Borrower to qualify for any Advance. Each condition precedent in this agreement (including, without limitation, each on SCHEDULE 5) is material to the transactions contemplated by this agreement, and time is of the essence with respect to each condition precedent.

SECTION 6 REPRESENTATIONS AND WARRANTIES. To induce Lender to make the Loan, Borrower represents and warrants to Lender that:

         6.1 Organization. Borrower is a corporation, duly organized and existing in good standing under Delaware Laws, is duly qualified and is in good standing in all other states in which it is doing business, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states where it proposes to transact business in the future. SCHEDULE 6.1 describes each of Borrower's Subsidiaries by name, domicile, and ownership.

         6.2 Authorization and Power. Borrower has the corporate power and requisite authority to execute, deliver, and perform the Loan Documents to be executed by it. Borrower has taken all corporate action necessary to authorize the execution, delivery, and performance of the Loan Documents by it.
Borrower is and will continue to be duly authorized to perform and execute the Loan Documents.

         6.3 No Conflicts or Consents. Neither the execution and delivery of, nor the consummation of any of the transactions contemplated in, nor compliance with the terms and provisions of, the Loan Documents will contravene or materially conflict with Borrower's corporate charter or bylaws or any provision of Law to which Borrower is subject, or any judgment, license, order, or permit applicable to Borrower, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which Borrower is a party or by which Borrower may be bound or subject. No consent, approval, authorization, or order of any Governmental Authority or third party is required in connection with the execution and delivery by Borrower of, or the consummation of the transactions contemplated by, the Loan Documents.

         6.4 Enforceable Obligations. The Loan Documents to which Borrower is intended to be a party have been duly executed and delivered by Borrower and are the legal and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by Debtor Laws and general principles of equity.

         6.5 Liens. All of the properties and assets of Borrower are free and clear of all Liens except Permitted Liens.

         6.6 Indebtedness. Borrower has no Indebtedness except Permitted Indebtedness.

         6.7 Financial Condition. Borrower has delivered to Lender copies of Borrower's Current Financials that (a) are true and correct in all material respects, (b) fairly represent the consolidated and, where appropriate, consolidating financial condition and results of operations of the Companies as of the dates of the Current Financials and for the periods covered by them, and
(c) have been prepared in accordance with GAAP applied on a basis consistent with that of prior periods. There are no obligations, liabilities, or Indebtedness (including contingent and indirect liabilities and obligations) of Borrower which are (separately or in the aggregate) material which are required by GAAP to be reflected in financial statements and which are not so reflected in the Current Financials. No changes having a Material-Adverse Effect have occurred since the date of the Current Financials. On the date of this agreement and on each Advance Date, Borrower is, after giving effect to the Advance, solvent.

         6.8     No Default.  No Default or a Potential Default exists.

         6.9 Material Agreements. Borrower is in compliance in all material respects with the terms and conditions of each of the material contracts, leases, loan agreements, indentures, mortgages, security agreements and other material agreements and obligations to which it is a party or by which any of its properties is bound, non-compliance with which could reasonably likely have a Material-Adverse Effect.

         6.10 Use of Proceeds; Margin Stock. Borrower shall use the proceeds of the initial Advance of the Loan on the Closing Date solely as described in the recitals to this agreement and the proceeds of all other Advances only for working capital and general corporate purposes. Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation U or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 8 of the Securities Exchange Act of 1934.

         6.11 No Litigation. Except as disclosed Borrower's SEC Reports as of the Closing Date or on SCHEDULE 6.11 -- as supplemented from time to time, subject to SECTION 5(D), by subsequent SEC Reports and any amendment to that schedule that is dated, executed, and delivered by Borrower to Lender to reflect changes in that schedule -- and matters covered (subject to reasonable and customary deductible and retention) by insurance or indemnification agreements (a) Borrower is not subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to Borrower and, if so adversely determined, could reasonably likely have a Material-Adverse Effect, and (b) no outstanding and unpaid judgments against Borrower exist that could reasonably likely have a Material-Adverse Effect.

         6.12 Taxes. All tax returns required to be filed by Borrower in any jurisdiction have been filed and all taxes, assessments, fees, and other governmental charges upon Borrower or upon any of its properties, income, or franchises have been paid prior to the time that such taxes could give rise to a Lien, except for those taxes being contested in good faith by Borrower through appropriate proceedings after the establishment of appropriate reserves in accordance with GAAP.

         6.13 Compliance with Law. To the best of Borrower's knowledge after reasonable inquiry, Borrower is in substantial compliance in all material respects with all Laws, including, without limitation, Environmental Laws, which are applicable to Borrower or its other properties and assets. Borrower has obtained all federal, state, and local permits required to enable it to conduct its business in the manner in which it is presently conducted.

         6.14    Employee Plans.  Except where not a Material-Adverse Effect
(a) no Employee Plan has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Internal Revenue Code),
(b) Borrower has not incurred liability -- except for liabilities for premiums that have been paid or that are not past due -- under ERISA to the PBGC in connection with any Employee Plan, (c) Borrower has not withdrawn in whole or in part from participation in a Multiemployer Plan, (d) Borrower has not engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code), (e) no "reportable event" (as defined in Section 4043 of ERISA) has occurred, excluding events for which the notice requirement is waived under applicable PBGC regulations, (f) neither Borrower nor any of its Affiliates has any liability under or is subject to any Lien under ERISA or the Internal Revenue Code to or on account of any employee benefit plan, program, scheme, or arrangement established or maintained by Borrower or any of its Affiliates or to which any of them contributes or had an obligation to contribute, (g) each Employee Plan complies in all material respects, both in form and operation, with ERISA and the Internal Revenue Code, and (h) no Multiemployer Plan is in reorganization within the meaning of
Section  418 of the Internal Revenue Code.

         6.15 Leases. Borrower enjoys peaceful and undisturbed possession under all leases necessary for the operation of its properties and assets. All material leases in which Borrower is lessee are in full force and effect.

         6.16 Labor Matters. Except where not a Material-Adverse Effect (a) no actual or threatened strikes, labor disputes, slow downs, walkouts, work stoppages, or other concerted interruptions of operations that involve any employees employed at any time in connection with the business activities or operations at any real property exist, (b) hours worked by and payment made to the employees of Borrower have not been in violation of the Fair Labor Standards Act or any other applicable Laws pertaining to labor matters, (c) all payments due from Borrower for employee health and welfare insurance, including, without limitation, workers compensation insurance, have been paid or accrued as a liability on its books, and (d) Borrower's business activities and operations are in compliance with OSHA and other applicable health and safety Laws.

         6.17 Intellectual Property. Except where not a Material-Adverse Effect (a) Borrower owns or has the right to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names necessary to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this agreement, (b) Borrower is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, and (c) no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property of Borrower exists.

         6.18 Hazardous Substances. Except as disclosed in Borrower's SEC Reports as of the Closing Date, Borrower (a) has not received any notice or other communication or otherwise learned of any Environmental Liability which would individually or in the aggregate have a Material-Adverse Effect arising in connection with (i) any non-compliance with or violation of the requirements of any Environmental Law, or any permit issued under any Environmental Law, or
(ii) the Release of any Hazardous Material into the environment, (b) has no actual liability or pending action in connection with the Release of any Hazardous Material into the environment which would individually or in the aggregate have a Material-Adverse Effect, or (c) has not received notice of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Material into the environment for which Borrower is or may be liable or which involve any of Borrower's properties, nor has Borrower filed any notice under any Environmental Law (i) reporting a Release of any Hazardous Material which Release has not been in compliance with all Environmental Laws or (ii) reporting a violation of any applicable Environmental Law the violation of which will or reasonably could be expected to result in a Material-Adverse Effect.

         6.19    Full Disclosure.    There is no material fact that Borrower
has not disclosed to Lender that could reasonably likely have a Material-Adverse Effect or a material and adverse effect on the properties, business, or condition (financial or otherwise) of Borrower. Neither the Current Financials, the Disclosure Statement, nor any certificate or statement delivered by Borrower to Lender in connection with negotiations of the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained in the Loan Documents from being misleading.

SECTION 7 AFFIRMATIVE COVENANTS. For so long as Lender is committed to lend under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Lender as follows unless it first obtains Lender's written consent to the contrary:

         7.1 Financials, Reports, and Documents. Borrower shall deliver to Lender each of the following:

                 (a) Annual Financials. As soon as available and in any event within 120 days after the close of each fiscal year of Borrower, Financials showing the consolidated and consolidating financial condition and results of operations of the Companies as of, and for the year ended on, that last day, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail, and accompanied by (i) an opinion of independent public accountants of recognized national standing selected by Borrower, to the effect that the consolidated portion of those Financials have been prepared in accordance with GAAP consistently maintained and applied (except as noted in it) and that the examination of such accounts in connection with those Financials has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, (ii) a certificate of a Responsible Officer of Borrower that all payments made by any Company under the Tax-Sharing Agreement during that fiscal year were made in accordance with its terms, and
         (iii) a Compliance Certificate.

                 (b) Quarterly Financials. As soon as available, and in any event within 50 days after the end of each fiscal quarter (except the last) of each fiscal year of Borrower, Financials showing the consolidated financial condition and results of operations of the Companies as of, and for the year ended on that last day, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail, and accompanied by (i) a Compliance Certificate and (ii) a description of the formation of or investment in any Subsidiary not otherwise described on SCHEDULE 6.1.

                 (c) Projections. As soon as available and in any event within 50 days after the last day of each fiscal quarter (i) cash-flow projections reflecting in form and reasonable detail acceptable to Lender Borrower's cash sources and uses for the five-quarterly period commencing with the quarter ending on that last day, and (ii) a written report specifying the amount and type of each payment made during the quarter ended on that last day by any of the Companies under the Tax-Sharing Agreement.

                 (d) Weekly Collateral-Base Certificate. Each Friday (or Thursday if Friday is not a Business Day), a Collateral-Base Certificate substantially in the form of EXHIBIT C-3.

                 (e) Quarterly Collateral-Base Certificate. As soon as available, and in any event within 50 days after the last day of each fiscal quarter, a Collateral-Base Certificate substantially in the form of EXHIBIT C-4.

                 (f) Other Reports. All reports regularly provided to the lenders under the Banque Paribas Facility or the FoxMeyer Corporation Facility, concurrently with the delivery of those reports to those lenders, and copies of all regulatory filings, concurrently with the filing of those reports.

                 (g) Schedule 5. All items required to be delivered after the Closing Date by, and within the deadlines specified on, SCHEDULE 5.

                 (h) Other Information. Such other information concerning the business, properties, or financial condition of Borrower as Lender reasonably requests.

         7.2 Notice of Default or Potential Default. Borrower shall furnish to Lender, promptly upon becoming aware of the existence of any condition or event which constitutes a Default or Potential Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take to cure such Default or Potential Default.

         7.3 Other Notices. Borrower shall promptly (but in any event not more than 30 days after the occurrence), notify Lender of the occurrence of any of the following events: (a) Any change in its financial condition or its business which could reasonably likely have a Material-Adverse Effect; (b) any default in any material agreement of the type referred to in SECTION 6.9 to which Borrower is a party (which notice shall be accompanied by a copy of such agreement, as modified), (c) any claim, demand, action, event, or report indicating any potential or actual liability arising in connection with (i) the non-compliance with or violation of the requirements of any Environmental Law which individually or in the aggregate could reasonably likely have a Material- Adverse Effect, (ii) the Release of any Hazardous Material into the environment which individually or in the aggregate could reasonably likely have a Material-Adverse Effect, or (iii) the existence of any Environmental Lien on any properties or assets of Borrower,
(d) any remedial action taken by Borrower in response to any Environmental Complaint or Environmental Liability which individually or in the aggregate could reasonably likely have a Material-Adverse Effect, (e) the listing of any of Borrower's properties on CERCLIS or any state counterpart, and (f) any change in any material fact or circumstance represented or warranted by Hamilton Morgan in its Security Agreement and any claim, action, or proceeding challenging the Lender Lien on or affecting title to any of the Phar-Mor Stock that is Collateral (and, at Lender's request, Borrower shall appear in and defend any such action or proceeding at Borrower's expense).

         7.4 Compliance with Loan Documents. Borrower shall promptly comply with any and all covenants and provisions of the Loan Documents executed by it.

         7.5 Compliance with Law. Borrower shall comply with all applicable Laws, including, without limitation Environmental Laws, applicable to it or any of its property, business operations, or transactions, a breach of which could reasonably likely have a Material-Adverse Effect.

         7.6 Compliance with Material Agreements. Borrower shall comply in all material respects with all material agreements (of the type referred to in SECTION 6.9), indentures, mortgages, or documents binding on it or affecting its properties or business.

         7.7 Operations of Properties. Borrower shall act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business, and investments. Borrower shall keep in good working order and condition, ordinary wear and tear excepted, and all of its assets and properties which are material to the conduct of its business.

         7.8 Authorizations and Approvals. Borrower shall promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits, and approvals as may be required to enable it to comply with its obligations under the Loan Documents.

         7.9     Inspection of Properties, Books, and Records; Access.
Borrower shall give any representative of Lender access upon reasonable notice (which notice, in any event, shall be deemed reasonable if Borrower is given at least one Business Day prior notice) during all normal business hours to, and permit such representative to, examine, copy, or make excerpts from, any and all books, records, and documents in the possession of Borrower and relating to its affairs, and to inspect, subject to Borrower's safety procedures, any of the properties and offices of Borrower. Borrower shall maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

         7.10 Further Assurances. Borrower shall make, execute, or endorse, and acknowledge and deliver or file or cause the same to be done, all such assignments, pledges, mortgages, collateral chattel mortgages, financing statements, or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents, the obligations of Borrower hereunder or thereunder, or for better assuring and confirming to Lender all or any part of the Collateral.

         7.11 Use of Credit. Borrower shall use the proceeds of the Loan only for the purposes represented in this agreement.

         7.12 Expenses. Within ten Business Days after demand accompanied by an invoice describing the costs, fees, and expenses in reasonable detail, Borrower shall pay (a) all costs, fees, and expenses paid or incurred by Lender incident to any Loan Document (including, without limitation, the reasonable fees and expenses of Lender's counsel in connection with the negotiation, preparation, delivery, and execution of the Loan Documents and any related amendment, waiver, or consent), and (b) all reasonable costs and expenses incurred by Lender in connection with the enforcement of the obligations of Borrower or any other obligor under the Loan Documents or the exercise of any rights under the Loan Documents (including, without limitation, reasonable allocated costs of in-house counsel, other reasonable attorneys' fees, and court costs), all of which are part of the Obligation, bearing interest, (if not paid within ten Business Days after demand accompanied by an invoice describing the costs, fees, and expenses in reasonable detail) at the Default Rate until paid.

         7.13 Maintenance of Existence, Assets, and Business. Borrower shall (a) maintain its corporate existence and good standing in its state of incorporation, and (b) except where not a Material-Adverse Effect (i) maintain its authority to transact business and good standing in all other states, (ii) maintain all licenses, permits, and franchises necessary for its business, and
(iii) keep all of its material assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

         7.14 Insurance. Borrower shall, at its cost and expense, maintain with financially sound, responsible, and reputable insurance companies or associations -- or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates -- insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

         7.15 Environmental Matters. Borrower shall (a) operate and manage its businesses and otherwise conduct its affairs in compliance with all Environmental Laws and except to the extent noncompliance does not constitute a Material- Adverse Effect, (b) promptly deliver to Lender a copy of any notice received from any tribunal alleging that Borrower is not in compliance with any Environmental Law if the allegation constitutes a Material-Adverse Effect, and
(c) promptly deliver to Agent a copy of any notice received from any Tribunal alleging that Borrower has any potential Environmental Liability if the allegation constitutes a Material-Adverse Effect.

         7.16    INDEMNITY.

                 (a) AS USED IN THIS SECTION (i) "INDEMNITEE" MEANS LENDER, EACH PRESENT AND FUTURE AFFILIATE OF LENDER, EACH PRESENT AND FUTURE REPRESENTATIVE OF LENDER OR ANY OF THOSE AFFILIATES, AND EACH PRESENT AND FUTURE SUCCESSOR AND ASSIGN OF LENDER OR ANY OF THOSE AFFILIATES OR REPRESENTATIVES; AND (ii) "INDEMNIFIED LIABILITIE" MEANS ALL PRESENT AND FUTURE, KNOWN AND UNKNOWN, FIXED AND CONTINGENT, ADMINISTRATIVE, INVESTIGATIVE, JUDICIAL, AND OTHER CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, INVESTIGATIONS, SUITS, PROCEEDINGS, AMOUNTS PAID IN SETTLEMENT, DAMAGES, JUDGMENTS, PENALTIES, COURT COSTS, LIABILITIES, AND OBLIGATIONS -- AND ALL PRESENT AND FUTURE COSTS, EXPENSES, AND DISBURSEMENTS (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS' FEES AND EXPENSES WHETHER OR NOT SUIT OR OTHER PROCEEDING EXISTS OR ANY INDEMNITEE IS PARTY TO ANY SUIT OR OTHER PROCEEDING) IN ANY WAY RELATED TO ANY OF THE FOREGOING -- THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY INDEMNITEE AND IN ANY WAY RELATING TO OR ARISING OUT OF ANY (A) LOAN DOCUMENT, TRANSACTION CONTEMPLATED BY ANY LOAN DOCUMENT, OR COLLATERAL, (B) ENVIRONMENTAL LIABILITY IN ANY WAY RELATED TO ANY COMPANY, PREDECESSOR OF ANY COMPANY, COLLATERAL, OR ACT, OMISSION, STATUS, OWNERSHIP, OR OTHER RELATIONSHIP, CONDITION, OR CIRCUMSTANCE CONTEMPLATED BY, CREATED UNDER, OR ARISING PURSUANT TO OR IN CONNECTION WITH ANY LOAN DOCUMENT, (C) AT ANY TIME WHILE BORROWER OWNS ANY INTEREST IN HAMILTON MORGAN AND HAMILTON MORGAN OWNS ANY PHAR-MOR STOCK, ANY UNTRUE STATEMENT OR ALLEGED UNTRUE

         STATEMENT OF ANY MATERIAL FACT CONTAINED IN ANY REGISTRATION STATEMENT UNDER WHICH ANY PHAR-MOR STOCK IS REGISTERED UNDER THE SECURITIES ACT OR OTHER SECURITIES LAWS, ANY PRELIMINARY PROSPECTUS OR FINAL PROSPECTUS CONTAINED THEREIN, OR ANY AMENDMENT OR SUPPLEMENT THERETO OR ANY OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED OR NECESSARY TO MAKE THE STATEMENTS THEREIN NOT MISLEADING, REGARDLESS OF ANY INVESTIGATION MADE BY OR ON BEHALF OF ANY INDEMNITEE, OR (D) INDEMNITEE'S SOLE OR CONCURRENT ORDINARY NEGLIGENCE.

                 (b) BORROWER SHALL INDEMNIFY EACH INDEMNITEE FROM AND AGAINST, PROTECT AND DEFEND EACH INDEMNITEE FROM AND AGAINST, HOLD EACH INDEMNITEE HARMLESS FROM AND AGAINST, AND ON DEMAND PAY OR REIMBURSE EACH INDEMNITEE FOR, ALL INDEMNIFIED LIABILITIES.

                 (c) THE FOREGOING PROVISIONS (i) ARE NOT LIMITED IN AMOUNT EVEN IF THAT AMOUNT EXCEEDS THE OBLIGATION,(ii) INCLUDE, WITHOUT LIMITATION, REASONABLE FEES AND EXPENSES OF ATTORNEYS AND OTHER COSTS AND EXPENSES OF LITIGATION OR PREPARING FOR LITIGATION AND DAMAGES OR INJURY TO PERSONS, PROPERTY, OR NATURAL RESOURCES ARISING UNDER ANY STATUTORY OR COMMON LAW, PUNITIVE DAMAGES, FINES, AND OTHER PENALTIES, AND (iii) ARE NOT AFFECTED BY THE SOURCE OR ORIGIN OF ANY HAZARDOUS SUBSTANCE, AND(iv) ARE NOT AFFECTED BY ANY INDEMNITEE'S INVESTIGATION, ACTUAL OR CONSTRUCTIVE KNOWLEDGE, COURSE OF DEALING, OR WAIVER.

                 (d) HOWEVER, NO INDEMNITEE IS ENTITLED TO BE INDEMNIFIED UNDER THE LOAN DOCUMENTS FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILFUL MISCONDUCT.

                 (e) THE PROVISIONS OF AND INDEMNIFICATION AND OTHER UNDERTAKINGS UNDER THIS SECTION SURVIVE THE FORECLOSURE OF ANY LENDER LIEN OR ANY TRANSFER IN LIEU OF THAT FORECLOSURE, THE SALE OR OTHER TRANSFER OF ANY COLLATERAL OR REAL PROPERTY TO ANY PERSON, THE SATISFACTION OF THE OBLIGATION, THE TERMINATION OF THE LOAN DOCUMENTS, AND THE RELEASE OF ANY OR ALL LENDER LIENS.


SECTION 8  NEGATIVE COVENANTS.    For so long as Lender is committed to lend
under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Lender as follows unless it first obtains Lender's written consent to the contrary:

         8.1 Indebtedness. Borrower may not create, incur, permit or suffer to exist any Indebtedness except Permitted Indebtedness.

         8.2 Liens. Borrower may not create, incur, permit or suffer to exist (a) any Lien on any of its assets except Permitted Liens or (b) enter into or permit to exist any arrangement or agreement that directly or indirectly prohibits Borrower from creating or incurring any Lien on any of its assets except the Loan Documents and the Banque Paribas Facility.

         8.3 Investments. Borrower may not make any Investments except Permitted Investments.

         8.4 Liquidation, Consolidations, Mergers, and Dispositions of Substantial Assets. Borrower may not dissolve or liquidate, or consolidate with or merge into another Person, or sell, transfer, lease, or otherwise dispose of all or any substantial part of its property or assets or business.

         8.5 Environmental Matters. Except in compliance with relevant Environmental Laws, Borrower may not (a) cause or permit any Hazardous Material to be generated, placed, held, located or disposed of on, under or at any property now owned or hereafter owned, leased or otherwise controlled directly or indirectly by Borrower or (b) permit any such property ever to be used as a dumpsite or storage site (whether permanent or temporary) for any Hazardous Material, if such actions individually or in the aggregate could likely have a Material-Adverse Effect.

         8.6     Distributions.    Borrower may not:

                 (a) Declare, make, or pay any Distribution except any Permitted Distributions at any time when neither a Default nor Potential Default exists or would occur as a result of the Distribution; or

                 (b) Permit FoxMeyer Corporation to enter into or permit to exist any arrangement or agreement that directly or indirectly limits or restricts, in any way (including, but not limited to, modifications in amount or time), the declaration, making, or paying of any Distribution to Borrower except as (i) presently limited or restricted by the express provisions of any credit agreements identified on Schedule 2 to the Banque Paribas Facility, (ii) may be limited or restricted by the express provisions of future agreements that are no more restrictive regarding such matters than the provisions of agreements governing such presently existing credit agreements identified on Schedule 2 to the Banque Paribas Facility, and (iii) may be limited or restricted by the corporate Laws of the jurisdiction in which FoxMeyer Corporation is incorporated.

         8.7 Payroll Taxes. Borrower may not use any proceeds of any Advance to pay the wages of employees unless a timely payment to or deposit with the United States of America of all amounts of Taxes or Other Taxes required to be deducted and withheld with respect to such wages is also made.

         8.8 Certain Amendments. Borrower may not amend, modify, terminate, or forfeit (or suffer to exist any amendment, modification, termination, or forfeiture of) any of the following in any material respect: (a) Its corporate charter or bylaws; (b) the Tax-Sharing Agreement except amendments or modifications necessary to comply with changes of applicable tax Laws; (c) the Plan of Reorganization; (d) the Hamilton Morgan/FoxMeyer Registration Agreement; or (e) the LLC Agreement except -- in the case of CLAUSES (A) through (E) above -- any change that is not reasonably likely to adversely affect in any respect Lender's rights or any Lender Liens in respect of the Phar-Mor Stock or Borrower's interests in Hamilton Morgan constituting Collateral or any other changes consented to by Lender (which consent may not
be unreasonably withheld).   Borrower may not permit the borrowing limitations
of Paragraph 6(f)(i) of the LLC Agreement to be increased.

         8.9 Employee Plans. Except where not a Material-Adverse Effect, Borrower may not permit any of the events or circumstances described in SECTION
6.14 to exist or occur.

         8.10 Government Regulations. Borrower may not conduct its business in a way that it becomes regulated under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

         8.11 Name, Fiscal Year, and Accounting Method. Borrower may not change its name, fiscal year or method of accounting except as required by GAAP.

         8.12 Assignment. Borrower may not assign or transfer any of its rights, duties, or obligations under any Loan Document.

         8.13 Strict Compliance. Borrower may not indirectly do anything that it may not directly do under any covenant in any Loan Document.

         8.14 Transactions with Affiliates. Borrower may not enter into any material transaction with any of its Affiliates except (a) transactions otherwise specifically contemplated or permitted by the Loan Documents and (b) transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

SECTION 9 FINANCIAL COVENANTS. For so long as Lender is committed to lend under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Lender that, without first obtaining Lender's written consent to the contrary, it may not directly or indirectly permit:

         9.1 Net Worth. The Companies' consolidated Net Worth (measured at the end of each fiscal quarter beginning with the fiscal quarter-ended September 30, 1995) to be less than the sum of (a) $250,000,000 for the fiscal quarter-ended June 30, 1995, and subsequently the Minimum Net Worth as depicted on the most-recent-prior-Quarterly Compliance Certificate, minus (b) any noncash charges occurring after the date of this agreement attributable to adjustments in the employee pension benefit plan sponsored and maintained by National Steel Corporation that provides pension benefits for retired employees and certain active employees of that corporation transferred to its Weirton Steel division in connection with the sale of that division, plus (c) 50% of the sum of (A) the Companies' consolidated positive Net Income minus (B) Distributions paid on preferred stock from and after the date of this agreement, plus (d) 100% of the net (i.e., gross less usual and customary underwriting, placement, and other related costs and expenses) proceeds of the issuance of any equity securities by Borrower after the date of this agreement. No calculation in accordance with CLAUSE (C) above as of any quarter end may result in a lower minimum-Net-Worth requirement under this section than existed for any prior quarter end.

         9.2 Capitalization. The market value of Borrower's capital stock to ever be less than $325,000,000. For purposes of this section, "market value" means, for any day, either (i) the closing sales price on the immediately-preceding-Business Day as reported in any regularly-published and widely-circulated reporting or quotation service or (ii) if not so reported, the value agreed upon by Borrower and Lender after good-faith negotiations, or
(iii) if Borrower and Lender cannot so agree within a reasonable time, the value determined in good faith by Lender. The value determined under CLAUSES
(II) and (III) above shall take into consideration marketability, transfer restrictions, and all other relevant factors.

SECTION 10  EVENTS OF DEFAULT.

         10.1 Default. As used in this agreement, the term "DEFAULT" means the occurrence or existence of any one or more of the following:

                 (a) Borrower fails or refuses to pay when due any interest on the Note or any fee, expense, or other payment required by the Loan Documents, and that failure or refusal continues for three Business Days after the due date.

                 (b) Borrower fails or refuses to pay when due any principal of the Loan.

                 (c) Any representation or warranty made in any Loan Document or any certificate or statement furnished or made to Lender or in connection with the Loan Document proves to be untrue or inaccurate in any material respect at the time made.

                 (d) Borrower fails or refuses to perform, observe, or comply with SECTIONS 8 or 9.

                 (e) Borrower fails or refuses to perform, observe, or comply with any other agreement, covenant, or provision -- other than those described in CLAUSES (A) though (D) above -- binding on it in any Loan Document, and that failure or refusal continues for ten days after the earlier of either (i) notice of it from Lender to Borrower or (ii) Lender is or should have been notified of it by Borrower under
         SECTION 7.2.

                 (f) A Default occurs under the Security Agreement executed and delivered by Hamilton Morgan.

                 (g) Default occurs in the payment of any material Indebtedness of Borrower (other than the Obligation) or default shall occur in respect of any note, indenture, loan agreement or credit agreement relating to any such Indebtedness and such default shall continue for more than the specified period of grace, if any; or, any such Indebtedness shall become due before its stated maturity by acceleration of the maturity or shall become due by its terms and shall not be promptly paid or extended.

                 (h) Any final judgment(s) for the payment of money in excess of $10,000,000 shall be rendered against Borrower and such judgment or judgments is not satisfied or discharged at least ten days before the date on which any of its assets could be lawfully sold to satisfy such judgment.

                 (i) The occurrence of an "Event of Default" under the Banque Paribas Facility or the FoxMeyer Corporation Facility.

                 (j) Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the Person executing the same in accordance with the respective terms or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby.

                 (k) Borrower (i) applies for or consents to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of such Person's assets, (ii) files a voluntary petition in bankruptcy, admits in writing that such Person is unable to pay its debts as they become due or generally does not pay its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) files a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) files an answer admitting the material allegations of, or consents to, or defaults in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) takes corporate action for the purpose of effecting any of the foregoing.

                 (l) An involuntary petition or complaint is filed against Borrower seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or all or substantially all of such Person's assets, and such petition or complaint shall not have been dismissed within 60 days of the filing thereof; or an order, order for relief, judgment or decree is entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of such Person or appointing a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of such Person's assets.

                 (m) Any change occurs in the condition (financial or otherwise) of Borrower which, in the reasonable opinion of Lender, has a Material-Adverse Effect.

                 (n) A Collateral-Base Deficiency occurs and is not cured within three Business Days after demand by Lender under SECTION 2.4.

         10.2 Remedies Upon Default or Potential Default. If a Default or Potential Default occurs and is continuing, then Lender may exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as Lender, in its sole discretion, deems necessary or appropriate: (a) Declare the principal of, and all interest then accrued on, the Note and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding; (b) reduce any claim to judgment; or (c) without notice of default or demand, pursue and enforce any of Lender's rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable Law or agreement; provided, however, that if any Default or Potential Default specified in SECTIONS 10.1(J) and (K) shall occur, the principal of, and all interest on, the Note and other liabilities shall become immediately due and payable concurrently with such Default, without any further action by Lender and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower expressly waives.

         10.3 Performance by Lender. Should Borrower fail to perform any covenant, duty or agreement contained in any of the Loan Documents after written demand is made by Lender, Lender may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In any such event, Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender at Credit Lyonnais New York Branch for the account of Lender, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume any liability or responsibility for the performance of any duties of Borrower under the Loan Documents or under any of the Loan Documents or other control over the management and affairs of Borrower.

         10.4 Borrower's Waivers. To the extent permitted by Law, Borrower waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligation.

         10.5 Not in Control. Nothing in any Loan Documents gives or may be deemed to give to Lender the right to exercise control over any Company's assets, affairs, or management or to preclude or interfere with any Company's compliance with any Law or require any act or omission by any Company that may be harmful to Persons or property. Any "Material-Adverse Effect" or other materiality or substantiality qualifier of any representation, warranty, covenant, agreement, or other provision of any Loan Document is included for credit documentation purposes only and does not imply or be deemed to mean that Lender acquiesces in any non-compliance by any Company with any Law, document, or otherwise or does not expect the Companies to promptly, diligently, and continuously carry out all appropriate removal, remediation, compliance, closure, or other activities required or appropriate in accordance with all Environmental Laws. Lender's power is limited to the rights provided in the Loan Documents. All of those rights exist solely -- and may be exercised in manner calculated by Lender in its good faith business judgment -- to preserve and protect the Collateral and to assure payment and performance of the Obligation.

         10.6 Course of Dealing. The acceptance by Lender of any partial payment on the Obligation is not a waiver of any Default then existing. No waiver by Lender of any Default is a waiver of any other then-existing or subsequent Default. No delay or omission by Lender in exercising any right under the Loan Documents impairs that right or is a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any right preclude other or further exercise thereof or the exercise of any other right under the Loan Documents or otherwise.

         10.7 Cumulative Rights. All rights available to Lender under the Loan Documents are cumulative of and in addition to all other rights granted to Lender at law or in equity, whether or not the Obligation are due and payable and whether or not Lender has instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

         10.8 Certain Proceedings. Borrower shall promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Lender reasonably request in connection with the obtaining of any consent, approval, registration (other than securities Law registrations), qualification, permit, license, or authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any rights under the Loan Documents. Because Borrower agrees that Lender's remedies at Law for failure of Borrower to comply with the provisions of this section would be inadequate and that failure would not be adequately compensable in damages, Borrower agrees that the covenants of this section may be specifically enforced.

         10.9 Diminution in Value of Collateral. Lender has no liability or responsibility whatsoever for any diminution in or loss of value of any collateral now or in the future securing payment or performance of any of the Obligation (other than diminution in or loss of value caused by its own gross negligence or willful misconduct).

SECTION 11  MISCELLANEOUS.

         11.1 Non-Business Days. Unless otherwise specifically provided, any payment or action that is due under any Loan Document on a day that is not a Business Day or a Eurodollar Business Day, as is applicable, may be delayed until the next-succeeding Business Day or Eurodollar Business Day, as the case may be, but interest continues to accrue on any applicable payment until payment is in fact made.

         11.2 Communications. Unless otherwise specifically provided, whenever any Loan Document requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telex or telecopy) to be effective and is deemed to have been given (a) if by telex, when transmitted to the appropriate telex number and the appropriate answer back is received, (b) if by telecopy, when transmitted to the appropriate telecopy number (but, without affecting the date when the telecopy is so deemed delivered, it must be confirmed by telephone promptly after being sent), (c) if by mail, on the third Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered. Until changed by notice under this agreement, the address, telex number, telephone number, and telecopy number for each of Borrower and Agent are stated beside their respective signatures to this agreement.

         11.3 Form and Number of Documents. The form, substance, and number of counterparts of each writing to be furnished under this agreement must be satisfactory to Lender and its counsel.

         11.4 Exceptions to Covenants. Borrower may not take or fail to take any action that is permitted as an exception to any of the covenants contained in any Loan Document if that action or omission would result in the breach of any other covenant contained in any Loan Document.

         11.5 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents survive all closings under the Loan Documents and, except as otherwise specified, are not affected by any investigation made by any party.

         11.6 Governing Law. Unless otherwise stated in any Loan Document, the Laws of the State of New York and of the United States of America govern the rights and duties of the parties to the Loan Documents and the validity, construction, enforcement, and interpretation of the Loan Documents.

         11.7 Invalid Provisions. Any provision in any Loan Document held to be illegal, invalid, or unenforceable is fully severable; the appropriate Loan Document shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Borrower and Lender agree to negotiate (between themselves and with any other party to that Loan Document), in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

         11.8 Forum, Consent to Service and Jurisdiction, and Jury Trial. Any Litigation against Borrower with respect to any Loan Document or any judgment entered by any court in respect of any Loan Document may be brought in New York courts or in the United States courts located in the Borough of Manhattan in New York City as Lender in its sole discretion may elect.
Borrower hereby submits to the non-exclusive jurisdiction of those courts for the purpose of any Litigation. Borrower hereby agrees that service of all writs, process, and summonses in any Litigation brought in New York may be brought upon Process Agent, and Borrower irrevocably appoints Process Agent as Borrower's true and lawful attorney-in-fact in Borrower's name, place, and stead to accept that service of all of those writs, process, and summonses. Borrower irrevocably consents to the service of process in any Litigation in those courts by the mailing it by registered or certified mail, postage prepaid, to Borrower's address for purposes of notices under this agreement. Borrower hereby irrevocably waives any objections which it may now or in the future have to the laying of venue of any Litigation arising out of or relating to any Loan Document brought in any court located in the Borough of Manhattan, New York City, and further irrevocably waives any claim that any such Litigation brought in that court has been brought in an inconvenient forum. BORROWER WAIVES, TO THE FULLEST EXTENT LAWFUL TO DO SO, ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT.

         11.9 Entirety. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter of the Loan Documents.

         11.10 Amendments, Consents, Conflicts, and Waivers. Unless otherwise specifically provided (a) the provisions of this agreement may be amended, modified, or waived, only by an instrument in writing executed by Borrower and Lender and supplemented only by documents delivered or to be delivered in accordance with the express terms of this agreement, (b) any conflict or ambiguity between the terms and provisions of this agreement and terms and provisions in any other Loan Document is controlled by the terms and provisions of this agreement, (c) no course of dealing or any failure or delay by Lender in exercising any right or remedy operates as a waiver of that right or remedy, and (d) a waiver must be in writing and signed by Lender to be effective and will be effective only in the specific instance and for the specific purpose for which it is given.

         11.11 Multiple Counterparts. Any Loan Document may be executed in a number of identical counterparts (including, at Lender's discretion, counterparts or signature pages executed and transmitted by telecopy) with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument.

         11.12 Parties and Participations. Each Loan Document to which Borrower and Lender are party binds and inures to them and their respective successors and permitted assigns. Borrower may not assign or transfer any rights or obligations under any Loan Document without first obtaining Lender's consent, and any purported assignment or transfer without Lender's consent is void. Lender may assign or transfer any of its rights and obligations under the Loan Documents, including, without limitation, participations sold to any other financial institution. Any participation may not affect the rights and obligations of Lender vis-a-vis Borrower, and Borrower is never obligated to Lender for any cost or expense in excess of amounts that would be due by Borrower to Lender if Lender had never granted any participation.

                     REMAINDER OF PAGE INTENTIONALLY BLANK.

                            SIGNATURE PAGE FOLLOWS.

         EXECUTED as of the date first stated in this agreement.


FoxMeyer Health Corporation               FOXMEYER HEALTH CORPORATION, as Borrower
1220 Senlac Drive
Carrollton, TX 75006
Telephone  (214) 446-4570                 By  /s/ Michael C. Kearney
Telecopy   (214) 446-4580                     ---------------------------------------
Attention: Michael C. Kearney,                Michael C. Kearney, Vice President and
           Vice President and Treasurer       Treasurer



Credit Lyonnais                           CREDIT LYONNAIS NEW YORK BRANCH, as Lender
Dallas Agency
Lincoln Plaza
500 N. Akard, Suite 3210
Dallas, TX 75201                          By  /s/ Robert Ivosevich
                                              ---------------------------------------
Telephone  (214) 954-3500                     Robert Ivosevich, Senior Vice President
Telecopy   (214) 954-3312
Telex    6829274 CRLYDAL
Attention: Timothy M. O'Connor,
           Assistant Vice President





                                 Signature Page